Exhibit 99.1

NEWS RELEASE

TSX: SCY June 5, 2024

NR 24-02

www.scandiummining.com

Scandium International Mining Announces Voting Results from Annual General Meeting of Shareholders

Reno, Nevada – June 5, 2024 – Scandium International Mining Corp. (TSX: SCY) (the “Company”) is pleased to announce that at its annual general meeting of the shareholders held on June 3, 2024, all resolutions put to the shareholders were passed. At the meeting, shareholders approved setting the number of directors at four and re-electing all of management’s director nominees, as listed in the management proxy circular dated April 18, 2024, to the Board of Directors to serve until the next annual general meeting. In addition, shareholders approved the re-appointment of Davidson & Company LLP as the Company’s auditor and all unallocated entitlements issuable under the Company’s stock option plan until June 3, 2027.

A total of 102,782,595 or 28.88% of the Company’s issued and outstanding shares were represented at the Meeting. The election of directors was approved by a majority vote of shareholders as follows:

Motions	Votes for		Votes withheld
	Number	Percent	Number	Percent
William B. Harris	78,412,308	88.56%	10,124,940	11.44%
James R. Rothwell	78,865,563	89.08%	9,671,685	10.92%
Peter B. Evensen	78,838,563	89.05%	9,698,685	10.95%
R. Christian Evensen	78,492,962	88.66%	10,044,286	11.34%

For further information, please contact:

Harry de Jonge, Controller

Tel: 702-703-0178

Peter Evensen, President and CEO

Tel: 775-355-9500

Email: info@scandiummining.com